Exhibit 5.1(a)

October 10, 2014

The Board of Directors

Synthetic Biologics, Inc.

155 Gibbs Street, Suite 412

Rockville, MD 20850

Re:	Synthetic Biologics, Inc. offering of 14,059,616 units for a per unit price of $1.47 under Form S-3 dated as of July 3, 2013

To Whom It May Concern:

We have acted as special counsel for Synthetic Biologics Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance of up to 14,059,616 units (the “Units”) for a purchase price of $ 1.47 per Unit, with each Unit consisting of one share of the Company’s Common Stock (the “Common Stock”), and a warrant (the “Warrants”) to purchase up to 0.5 of a share of Common Stock (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-189794) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a base prospectus dated July 16, 2013 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement dated October 10, 2014 filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with this opinion, we have examined the Registration Statement and the Prospectus. We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals; and (B) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

The Board of Directors

Synthetic Biologics, Inc.

October 10, 2014

Page Two

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the shares of Common Stock when issued in accordance with the securities purchase agreement by and between the Company and the purchasers identified on the signature pages thereto, dated October 10, 2014 (the “Purchase Agreement”), and in accordance with the Registration Statement and the related Prospectus Supplement, will be validly issued, fully paid and non-assessable and the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus under the caption “Legal Matters.”

Very truly yours,

PARSONS BEHLE & LATIMER

RRG/tlb